UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2008 (December 10, 2008)

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

107 Audubon Road
Wakefield, Massachusetts 01880
 (Address of Principal Executive Offices, including Zip Code)

(781) 246-0700
 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 10, 2008, Implant Sciences Corporation (the “Company”) and DMRJ Group LLC (the “Investor”), a Delaware limited liability company affiliated with Platinum Partners Value Arbitrage Fund L.P., an accredited institutional investor with its investment manager headquartered in New York, New York, entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company issued to the Investor (i) its Senior Secured Convertible Promissory Note in the principal amount of $5,600,000 (the “Note”) and (ii) a warrant to purchase 1,000,000 shares of the Company’s common stock (the “Warrant”).  The Company’s subsidiaries, IMX Acquisition Corp., Accurel Systems International Corporation and C Acquisition Corp., guaranteed the Company’s obligations under the Note.

The obligations of the Company under the Note and of its subsidiaries under the guarantees are secured by grants of first priority security interests in all of the assets of the Company and such subsidiaries.  In addition, the Company has agreed to maintain a balance of at least $500,000 in a bank deposit account pledged to the Investor pursuant to a blocked account agreement.  Until the Note and all obligations of the Company thereunder have been paid and satisfied in full, the Company will have no right to access or make withdrawals from the blocked account without the consent of the Investor.

The Note requires the Company to make a principal payment in the amount of $1,000,000 on December 24, 2008.  The Company is also required to make a principal payment in an amount equal to the amount of any funds released to the Company from the escrow created in connection with the May 2007 sale of the assets of Accurel Systems International Corporation, upon the release of such funds.  The remaining principal balance, together with all outstanding interest and all other amounts due and owing under the Note, will be due and payable on December 10, 2009.  The Company may prepay all or any portion of the principal amount of the Note, without penalty or premium, after prior notice to the Investor.  The Note bears interest at 11.0% per annum.  The Company prepaid interest in the amount of $616,000 upon the issuance of the Note.  Such interest is non-refundable in the event that the Note is prepaid or converted.

The Note is convertible in whole or in part at the option of the Investor into that number of shares of the Company’s common stock which is determined by dividing (x) the portion of the outstanding principal balance (plus any accrued but unpaid interest under the Note that the Investor elects to convert) by (y) the Conversion Price (as that term is defined in the Note).  The Conversion Price is initially $.26 (calculated as the 10-day weighted average closing price of the Company’s common stock prior to the issuance of the Note).  The Conversion Price is subject to upward or downward adjustment in the event of stock splits, combinations and similar events, and, with certain exceptions, is subject to downward adjustment in the event that the Company issues, or is deemed to issue, additional shares of common stock at a price below the then applicable Conversion Price.

The Warrant is exercisable for a period of five years after its issuance at an initial exercise price of $.26 per share.  The exercise price is subject to upward or downward adjustment in the event of stock splits, combinations and similar events, and, with certain exceptions, is subject to downward adjustment in the event that the Company issues, or is deemed to issue, additional shares of common stock at a price below the then applicable exercise price.  The Warrant may be exercised on a net or “cashless” basis.

Subject to certain limitations, the Company has agreed that, if the Company files a registration statement with the Securities and Exchange Commission relating to an offering of common stock for its own account or the account of others, the Company will include in the registration statement all or any part of the shares of common stock issuable upon the exercise of the Warrant.

At no time may the Investor convert all or a portion of the Note or exercise all or a portion of the Warrant if the number of shares of common stock to be issued pursuant to such conversion or exercise, when aggregated with all other shares of common stock owned by the Investor at such time, would result in the Investor beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder) in excess of 4.99% of the common stock outstanding at such time.  This limitation may be waived on 61 days’ prior notice by the Investor and does not apply if the Company is in default.  In addition, the Company is not obligated to issue any shares of common stock upon conversion of the Note or exercise of the Warrant in excess of the number of shares issuable under applicable stock exchange listing rules without the approval of the Company’s stockholders unless and until such approval is obtained or the Company obtains a written opinion from counsel that such approval is not required.

Subject to applicable cure periods, amounts due under the Note are subject to acceleration upon certain events of default, including: (i) any failure of the Company to pay when due any amount owed under the Note; (ii) any failure by the Company to observe or perform any other condition, covenant or agreement contained in the Note or certain conditions, covenants or agreements contained in the Purchase Agreement; (iii) certain suspensions of the listing or trading of the Company’s common stock; (iv) a determination that any misrepresentation made by the Company to the Investor in the Purchase Agreement or in any of the agreements delivered to the Investor in connection with the Purchase Agreement were false or incorrect in any material respect when made; (v) certain defaults under agreements related to any of the Company’s other indebtedness; (vi) the institution of certain bankruptcy and insolvency proceedings by or against the Company; (vii) the entry of certain monetary judgments against the Company that are not dismissed or discharged within a period of 20 days; (viii) certain cessations by the Company of business in the ordinary course; (ix) the seizure of any material portion of the Company’s assets by any governmental authority; and (x) the indictment of the Company for any criminal activity.

In lieu of paying the Investor any commitment fees, closing fees or other fees in connection with the transactions contemplated by the Purchase Agreement, the Company has transferred to the Investor its entire interest in 1,500,000 shares of the common stock of CorNova, Inc., a privately-held, development stage medical device company.  The Company believes that these shares represent approximately 15% of CorNova’s outstanding capital stock.  As a result of the cumulative net losses incurred by CorNova, the Company had recorded its investment in CorNova at $0 as of June 30, 2008, and the Company does not expect to report any loss on this transaction.

The Company used (i) approximately $477,000 of the proceeds from the sale of the Note and Warrant to repay all of its outstanding indebtedness to Bridge Bank, N.A. and (ii) approximately $1,161,000 of such proceeds to redeem all of the Series D Preferred Stock held by Laurus Master Fund, Ltd. and its affiliates.  The Company intends to use the balance of the net proceeds for working capital and ordinary course general corporate purposes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities

See the disclosures regarding the issuance of the Note and the Warrant in Item 1.01 above, which are incorporated herein by this reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In the Purchase Agreement, the Company agreed to cause the resignation of two members of its Board of Directors by December 31, 2008 and subsequently to cause the Board of Directors to appoint two directors reasonably satisfactory to the Investor to fill the resulting vacancies.  As of this date, Mr. David Eisenhaure and Dr. Michael Szycher each submitted their resignations from the Board of Directors, effective on December 31, 2008.  Neither Mr. Eisenhaure nor Dr. Szycher indicated that their resignations were due to any disagreement with the Company.

Item 7.01.	Regulation FD Disclosure

On December 16, 2008, the Company issued a press release announcing the transactions and events described in Items 1.01, 3.02 and 5.02 above.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.  The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                                   Description

10.1	Note and Warrant Purchase Agreement, dated as of December 10, 2008, between Implant Sciences Corporation and DMRJ Group LLC.

10.2	Senior Secured Convertible Promissory Note, dated December 10, 2008, in the principal amount of $5,600,000, issued by Implant Sciences Corporation to DMRJ Group LLC.

10.3	Warrant to Purchase Shares of Common Stock, dated December 10, 2008, issued by Implant Sciences Corporation to DMRJ Group LLC.

10.4
Security Agreement, dated as of December 10, 2008, among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp., as grantors, and DMRJ Group LLC, as secured party.

10.5
Patent Security Agreement, dated as of December 10, 2008, among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp., as grantors, and DMRJ Group LLC, as secured party.

10.6
Guaranty, dated as of December 10, 2008, of the obligations of Implant Sciences Corporation by C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp. in favor of DMRJ Group LLC.

99.1	Press Release of Implant Sciences Corporation dated December 16, 2008.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:  /s/  Phillip C. Thomas
Phillip C. Thomas
President and Chief Executive Officer

Date:  December 16, 2008

.

EXHIBIT INDEX

Exhibit No.                        Description

10.1	Note and Warrant Purchase Agreement, dated as of December 10, 2008, between Implant Sciences Corporation and DMRJ Group LLC.

10.2	Senior Secured Convertible Promissory Note, dated December 10, 2008, in the principal amount of $5,600,000, issued by Implant Sciences Corporation to DMRJ Group LLC.

10.3	Warrant to Purchase Shares of Common Stock, dated December 10, 2008, issued by Implant Sciences Corporation to DMRJ Group LLC.

10.4
Security Agreement, dated as of December 10, 2008, among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp., as grantors, and DMRJ Group LLC, as secured party.

10.5
Patent Security Agreement, dated as of December 10, 2008, among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp., as grantors, and DMRJ Group LLC, as secured party.

10.6
Guaranty, dated as of December 10, 2008, of the obligations of Implant Sciences Corporation by C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp. in favor of DMRJ Group LLC.

99.1	Press Release of Implant Sciences Corporation dated December 16, 2008.

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